LEASE AGREEMENT

THIS AGREEMENT is made and entered into this 7th day of January 2000, by and between MARK L. BUTLER and LINDA W. BUTLER, husband and wife, hereinafter referred to as "Landlord," and Parks America! Inc., President Robert Klosterman hereinafter referred to as "Tenant."

The parties stipulate and recite that:

A. Landlord is the owner of certain real property situated at 222 E. State Street, Eagle, Idaho, sometimes referred to herein as the "Premises"; and

B. Tenant desires to lease from Landlord a portion of the above-described real property consisting of Approximately 2,200 square feet (being the main floor excluding the basement floor), under the terms and conditions hereinafter set forth and Landlord desires to lease the same to tenant.

For the reasons recited above, and in consideration of the mutual covenants contained herein, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the above-described premises under the terms and conditions hereinafter set forth.

1. TERM OF LEASE. The term of this Lease shall be for five (5) years, commencing on the 1~ day of March, 2000, and ending on the 28th of February, 2005.


2. RENT. Tenant does hereby covenant and agree to pay to Landlord for rental of the above-described Premises the sum of Two Thousand Five Hundred and Fifty (S2550.00) per month with the March payment due upon signing this lease, and subsequent payments due on or before the first day of each and every month thereafter during the term of this lease. Provided, however, that the monthly rental shall be adjusted, effective with the rent due March 2002, and for all months during the remaining initial term of this Lease after said date. The rent due for the month of March 2000, and for aU months during the term of this lease during the years 2000 through 2005, shall be a minimum of $2550.00 and shaU be increased by 3% for year three, (March 2002 through February 2003), and an additional 3% each year thereafter through the remaining term of the Lease.

     Rent amounts shall be as follows:

     Year one - S2550.00 per month
     Year two - 2550.00 per month
     Year three - 2626.00 per month
     Year four - 2705.00 per month
     Year five - 2786.00 per month

     SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of Two Thousand Five Hundred and Fifty Dollars (S2550.00) upon signing this lease. Said sum shall be held by Landlord as a security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent (including additional rent), Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is to be used or applied, Tenant shaU within five (5) days after written demand therefor from Landlord, deposit cash with Landlord in an amount aufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a materiel breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant fully and faithfuUy performed every provision of this Lease to be performed by Tenant, the security deposit, or any balance thereof, shall be returned to Tenant (or assignee of Tenant's interest as outlined hereunder) at the expiration of the Lease term. In the event that the Landlord's interest in this lease is assigned to a successor, Landlord shaU transfer said deposit to Landlord's successor in interest.

3.   COMMON AREA - FIRE &EXTENDED PROPERTY lNSURANCE - REAL PROPERTY TAX.

     3.01 Addtional Rent Tenant agrees to pay as "Additional Rent", based on the provisions herein, for Tenant's share of the common area expenses (see
          Section 3.02), normal fire and extended coverage property insurance (exclusive of insurance maintained on personal contents) (see Section 3.03) and real property
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          taxes (see Section 3.04).  Payment of "Additional Rent" will be due on the first day of each month in addition to the regular monthly rent. Tenant's initial "Additional Rent" amount under this Lease shall be Two Hundred and Fifteen Dollars ($215.00). The "Additional Rent" may be adjusted periodically by Landlord based on Landlord's reasonable estimation of anticipated costs.

     3.02 Proration of Common Area Expenses. Tenant shall be responsible to pay 59% of the Common Area Expenses for Lot 7, Block 2 and Lot 1, Block 5 of Carpenter's Addition Subdivision, or 75% of the Common Area Expenses for Lot 7, Block 2 and the south 1/2 of Lot 1, Block 5 of Carpenter's Addition Subdivision if the Landlord chooses to eliminate the north 1/2 of Lot 1, Block 5 from the Common Area Expenses.

     3.03 Proration of Insurance. Tenant shall be responsible to pay 59% of the cost of normal fire and extended coverage property insurance (exclusive of insurance maintained on personal contents) for Lot 7, Block 2 and Lot 1, Block 5 of Carpenter's Addition subdivision, or 75% of the cost of normal fire and extended coverage property insurance (exclusive of insurance maintained on personal contents) for Lot 7, Block 2 and the south 1/2 of Lot 1, Block 5 of Carpenter's Addition Subdivision if tbe Landlord chooses to eliminate the north 1/2 of Lot 1, Block 5 from the insurance policy.

     3.04 Proration of Real Property Taxes Tenant shall be responsible to pay 59% of the cost of Property Taxes for Lot 7, Block 2 and Lot 1, Block 5 of Carpenter's Addition Subdivision (and all improvements thereon), or 75% of the cost of insurance for Lot 7, Block 2 and the south 1/2 of Lot 1, Block 5 of Carpenter's Addition Subdivision (and all improvements thereon) if the Landlord chooses to eliminate the north 1/2 of Lot 1, Block 5 from the tax bill.

     3.05 Actual Expenses. Within 120 days following the end of each calendar year of the Term, or, at Landlord's option, its fiscal year, Landlord shall furnish Tenant with a statement covering the calendar or fiscal year (as the case may be) just expired, showing the actual Common Area Expenses, normal fire and extended coverage property insurance
          (exclusive of insurance maintained on personal contents) costs and Properly Taxes for that year, the amount of Tenant's share of the Common Area Expences, normal fire and extended coverage property insurance (exclusive of insurance maintained on personal contents) costs and Property Taxes for said calendar or fiscal year and the "Additional Rent" payments made by Tenant during that year. lf Tenant's share of the Common Area Expenses, normal fire and extended coverage property insurance (exclusive of insmance maintained on personal contents) costs and Property Taxes exceed Tenant's prior "Additional Rent" payments, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the annual statement. Tf Tenant's "Additional Rent" payments for the calendar or fiscal year exceed Tenant's actual share of Common Area Expenses, normal fire and extended coverage property insurance (exclusive of insurance maintained on personal contents) costs and Property Taxes, and provided Tenant is not in arrears as to the payment of any rent or "Additional Rent", Tenant may offset the excess against the next "Additional Rent" payment due Landlord.

     3.06 Commoo Area Expenses. The term "Common Area Expenses" as used in this Lease means all costs and expenses incurred by Landlord, in (a) operating, managing, policing, insuring, repairing and maintaining the Common Area, (b) maintaining, repairing and replacing the exterior surface of exterior walls and maintaining, repairing and replacing roofs of the buildings; and (c) operating, insuring, repairing, replacing and maintaining the Common Utility Facilities. "Common Utility Facilities" are defined to include but are not [united to, sanitary sewer lines and systems, gas lines and systems, water lines and systems, fire protection lines and systems, electric power, telephone and communication lines and systems, and storm drainage and retention facilities not exclusively serving the premises of any tenant located at the Site. Common Area Expenses shall indude, without limitation, the following: expenses for maintenance, landscaping, repaving, resurfacing, repairs, replacements, site drainge system installation, repair and/or replacement, painting, lighting, cleaning, trash removal, security, fire protection and similar items; rental on equipment; charges, surcharges and other levies related to the requirements of any FederaL State or local governmental agency; expenses related to the Common Utility Facilities; real and personal property taxes and assessments on the improvements and land comprising the Common Area and Common Facilities; public liability and property damage insurance on the Common Area and Common Facilities; fire with extended coverage insurance with vandalism and malicious mischief endorsements with, at Landlord's option, an earthquake damage endorsement, rental loss coverage and any additional coverages, and a sum payable to Landlord for administration and overhead in an amount equal to fifteen (15%) percent of the Common Area Expenses for the applicable year.

     3.07 Definitioo of Common Area The term "Common Area" as used in this Lease means all areas within the exterior boundaries of Lot 7, Block 2 and Lot 1, Block 5 both of Carpenter's Addition Subdivision, including street improvements abutting both parcels and including any dumpster area, or any other land later made available for the general use of Landlord and other persons entitled to occupy floor area at the Site.

     3.08 Maintenance and Use of Common Area. The manner in which the Common Area shall be maintained shall be solely determined by Landlord. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area, in common with Landlord and other tenants of the Site and their customers and invitees, subject to such reasonable, non-discrinunatory rules and regulations concerning the use of the Common Area as may be established by Landlord from time to time. Written notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant thirty (30) days prior to their effective date. Tenant agrees to promptly comply with all such rules and regulations upon receipt of written notice from Landlord.

          Tenant and Tenant's employees and agents shall not solicit business in the Common Areas, nor shall tenant distribute any handbills or other advertising matter on automobiles parked in the Common Areas unless approved in writing by the Landlord

     3.09 Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant's presence at the Site;
          (c) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (d) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (e) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent dedication or an easement by prescription, or for any other reason deemed aufficient in Landlord's judgment; and (f) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, decks, lighting, parking areas, roadways and curb cuts, and construct buildings on the Common Area. Landlord may determine the nature, size and extent of the Common Area and whether portions of the same shall be surface, underground or multiple-deck; as well as make changes to the Common Area from time to time which in Landlord's opinion are deemed desirable for the Site.

     3.10 Common Area Parking Tenant and its employees shall park their vehicles only in those portions of the Common Area from time to time designated for such purpose by Landlord. Further, Landlord shall have the right to adopt and implement such parking programs as may be necessary to alleviate parking problems.

          Tenant shall furnish Landlord with a list of its employees and the license numbers of their vehicles within fifteen (15) days after Tenant opens for business in the Premises. Tenant shall be responsible for ensuring that its employees comply with all the provisions of this section and such other parking rules and regulations as may be adopted and implemented by Landlord from time to time which may be deemed necessary or appropriate by Landlord to control, regulate or assist parking by customers of the Site.

4. RENTAL PAYMENT WITHOUT NOTICE OR DEMAND. Rent and "Additional Rent" shall be paid to Landlord without notice or demand or without abatement, offset, or deduction except as expressly provided herein. All payments shall be in lawful money of the United States of America, which shall be legal tender at the time of payment, and shall be made to Landlord at P.O. Box 314, Eagle, Idaho, attention: Mark L. Butler or such other address as Landlord shall direct or to such other person or at such other place as Landlord may from time to time designate in writing.

5. OPTION OF TENANT TO RENEW LEASE. So long as Tenant is not in default of its performance of the teens hereof, it shall have the right and option, at the end of the term hereof, to renew this Lease for an additional five years commencing on the 1st day of March 2005 and ending on the 28th day of February 2010. Such option may be exercised only by written notice submitted by the Tenant to the Landlord no later than 180 days prior to the expiration of the initial term of the Lease, setting forth therein the Tenant's desire to exercise said option, which notice may be delivered according to the terms hereinafter set forth.

     If the option is exercised, the parties shall be bound by all of the terms and conditions hereof, except that Tenant shall have no further option to renew Lease. Provided. however. that the monthly base rental shall be at a rate determined by the last month rental rate increased by five percent (5%) and shall increase by five percent (5%) annually thereafter of the option period commencing on March 1, 2005.

     FIRST RIGHT OF REFUSAL TO LEASE LOWER FLOOR So long as Tenant is not in default of its performance of the terms hereof, it shall be given first right of refusal to lease the lower floor when the lease for the lower floor, including any options for that Tenant(s) to renew that lease, terminate. Any such right of refusal shall not be considered to be within the teens and conditions of this lease, and Landlord reserves the right to negotiate a new lease with conditions satisfactory to Landlord for any such additional space.

6.   POSSESSION.

     6.01 If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, the expiration date of the above term shall be extended by the time to complete a full five year term, but in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession. Landlord will provide not)fication to Tenant if a delay appears imminent within 72 hours of Landlord's becoming aware of such delay.

     6.02 Prior to possession by Tenant, all items listed on Exhibit "A" as "To Be Completed By Landlord" shall be completed by Landlord

7. SERVICES AND UTILITIES. Tenant, at its sole cost and expense, shall pay or cause to be paid all charges for water, sewer, electricity, telephone, trash or other services furnished to the premises or to Tenant with respect to Tenant's operation therein during the term of this lease, and Tenant shall indemnify Landlord and hold Landlord harmless against any liability or damage for such services.

8. USE. Tenant,shall use the Leased Premises only in accordance with applicable laws and for the purpose of conducting International Business and or Entertainment Development offices and for those uses related or incidental thereto, and for no other purposes whatsoever without prior written consent of the Landlord.

9.   MAINTENANCE AND REPAIRS.

9.01 Landlord's Maintenance Obligations. Landlord on behalf of Tenant and the other occupants of the Building shall maintain in good condition and repair the foundations and exterior surfaces of the exterior walls of the Building (exclusive of doors, door frames, door checks, windows, window frames, and store fronts); provided however if any repairs or replacements are necessitated by the negligence, gross negligence, or willful acts of Tenant or anyone claiming under Tenant or by reason of Tenant's failure to observe or perform any provisions contained in this Lease or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant, the cost of such repairs and replacements shall be solely borne by Tenant. It is acknowledged by Tenant that the cost of Landlord's maintenance obligations referenced in the preceding sentence (excluding the costs of maintaining the structural portions of the walls and foundations of the Building) shall be paid by Tenant as Common Area Expenses, as defined herein. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for failure to make repairs required to be made by Landlord under the provisions of this Lease unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete the repairs within a reasonable period of time following receipt of Tenant's written not)fication. Tenant waives any right of offset against any rent due hereunder and agrees not to assert as an affirmative defense in any judicial proceeding or arbitration brought by Landlord against Tenant on claims made under this Lease any law permitting Tenant to make repairs at Landlord's expense. Landlord shall not be required to furnish any services or facilities to, or make any repairs to or replacements or alterations of the demised premises, except as such services, facilities, repairs, replacements or alterations shall be necessitated by acts of the Landlord or his/her employees or agents or as expressly provided herein.

9.02 Tenant's Maintenance Obligations. Tenant, at its sole cost and expense, shall keep the Premises in first class order, condition and repair and shall make all repairs and replacements necessary to keep the Premises in such condition. All repairs and replacements shall be of a quality equal to or exceeding that of the original. Should Tenant fail to make these repairs and replacements or otherwise so maintain the Premises for a period of three (3) days after written demand by Landlord, or should Tenant commence, but fail to complete, any repairs or replacements within a reasonable time after written demand by Landlord, Landlord may make such repairs or replacements without liability to Tenant for any loss or damage that may occur to Tenant's stock or business, and Tenant shall pay to Landlord the costs incurred by Landlord in making such repairs or replacements together with interest thereon at the maximum rate permitted by law from the date of commencement of the work until repaid. Tenant shall, at its expense, repair promptly any damage to the Building or the Site caused by Tenant or its agents or employees or caused by the installation or removal of Tenant's personal property. Tenant shall contract with a service company licensed and experienced in servicing HVAC equipment and approved by Landlord for the quarterly maintenance of the HVAC equipment serving the Premises and shall provide Landlord with a copy of the service contract within thirly
     (30) days following its execution, or Landlord, at its option, may contract with a service company of its own choosing, or provide such service itself, for the maintenance of the HVAC equipment, and bill Tenant for the cost of same. The sum so billed to Tenant shall become immediately due to Landlord as additional rent.

     Tenant shall, at its own expense, comply with all requirements, including the installation and periodic maintenance of fire extinguishers or automatic dry chemical extinguishing system, of the insurance underwriters and other governmental authority having jurisdiction there over, necessary for maintenance of reasonable fire and extended coverage insurance for the Premises.

9.03 Plate Glass. Tenant shall replace, at its expense, any and all plate and other glass damaged or broken from any cause whatsoever (except Landlord's direct act) in and about the Premises. Tenant shall have the option either to insure this risk or to self insure.

10. INTENTION OF PARTIES. It is the purpose and intent of the parties that Landlord shall not incur or become liable for any costs, expenses or obligations of any kind or nature whatsoever relating to the Leased Premises during the term of this Lease, except as otherwise expressly provided.

     Tenant shall make or cause to be made on said Premises only such improvements or alterations as shall be first approved in writing by Landlord. Any improvements or alterations made by Tenant shall be a the sole cost and expense of Tenant and Tenant shall save the premises and Landlord harmless from any lien or claim of lien with respect thereto. Any improvements or alteration so authorized and constructed shall become a part of the demised Premises and shall be the property of the Landlord, and shall remain without disturbance or injury upon the expiration or termination of this Lease and extensions or renewals thereof. 11. SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Premises or Building or Site or conduct any auction thereon without Landlord's prior written consent. Upon termination of Lease, Tenant shall remove all signs at Tenant's sole expense, and Tenant shall be responsible for restoration and repair of any damage caused by said removal.

12. ASSIGNMENT OR SUBLETTING. Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This proh bition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned by Tenant, or if the Premises or any part thereof are sublet or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any assignment or sublease, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. It is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord's opinion, the quality of the business operation of the proposed assignee or subtenant is not equal to that of the Tenant, or such assignee or subtenant may adversely affect the business of the other tenants or the tenant mix at the Site, or if the net worth of such assignee or subtenant is less than that of Tenant, or for any other reason deemed aufficient in Landlord's judgment. If Tenant assigns this Lease or sublets the Premises to a third party who is not in any way affiliated or connected with Tenant by way of a merger, reorganization, consolidation or otherwise, any rent or additional rent paid to tenant in addition to the rent payable to Landlord as set forth in this Lease shall be paid by Tenant to Landlord as additional rent.

     If the Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine (49%) percent shall be deemed an assignment within the meaning and provisions of this Section.

     For any request to sublet Eight  Hundred (800) square feet (gross) or more:
     Tenant shall pay Landlord a nonrefundable processing fee of Five Hundred Dollars ($500.00) for each requested assignment or sublease to cover Landlord's costs. This fee shall accompany any request for assignment or sublease. In addition, Tenant shall pay all costs incurred by Landlord in connection with reviewing a request to consent to an assignment or sub-lease, including all of Landlord's attorney's and accountant's fees.

     For any request to sublet less than Eight Hundred (800) square feet (gross) Landlord shall waive the fees noted in the preceding paragraph

13. LIABILITY INSURANCE AND HOLD HARMLESS AGREEMENT. Tenant at aU times during the life of this agreement will carry public liability insurance in a combined single limit of at least three million dollars ($3,00O,000.00). The Landlord shall be named as an "additional insured" under the above-described policy and Tenant shall furnish a certificate of insurance to Landlord executed by the company issuing such policy in which said company shall bind itself not to cancel said policy without giving previous notice of its intent to do so to Landlord Tenant releases Landlord from, and indemnifies Landlord against, and agrees to hold harmless from all liability, loss, claims, demands, charges, liens, causes of action and proceedings of every kind in nature, including damage to the person or property of Tenant, arising directly or indirectly from use of the Leased Premises or any public sidewalk, street or alley adjoining the same. Landlord shall not be liable to Tenant or to any other person, by reason of any act, omission, neglect or default arising on the Leased Premises, because of any act or omission of Tenant, or any of the Tenant's agents, or employees, whether due to negligence or otherwise, and Tenant shall pay all sums required to be paid or discharged should legal proceedings be commenced as a result of any such damage or injury. If Landlord is sued in any court for darnages by reason of any of the acts referred to in this paragraph, Tenant shall defend said action at his/her own expense and shall pay and discharge any judgement that may be rendered against Landlord in any such action, and if Tenant fails or neglects to so defend said action, Landlord may defend the same and any expense, in addition to any judgement that may result therefrom, including reasonable attorney fees which Landlord may pay or incur in defending said action, shall be repaid to Landlord by Tenant on demand.

14. FIRE INSURANCE. During the term of this Lease, Landlord shall maintain fire insurance on the Leased Premises. As noted above, tenant shall pay "Additional Rent" for the Tenant's prorated share of said premiums for fire insurance policy. Provided. however, that at the sole cost to the Tenant, tenant shall maintain insurance on all of Tenant's fixtures and equipment located within the leased Premises. All proceeds from such policies for loss or destruction of the leased Premises shall be paid directly to the Landlord and said Premises shall be repaired and replaced in accordance with the provisions of this Lease agreement.

15. CONDEMNATION. If title to all of the Premises is taken for any public or quasi-public use under any statute or right of eminent domain, or by private purchase in lieu of eminent domain, or if the title of so much of the Leased Premises is to be taken that a reasonable amount of reconstruction of the premises will not result in the premises being suitable for Tenant's continued occupancy for the us and purposes for which the premises are leased, then, in either event, the Lease shall terminate on the date that possession of the premises or part of the premises is taken.

     "Suitable for continued occupancy" as used herein shall mean that the building when reconstructed or the total area of the Leased Premises shall not be so reduced that a profitable operation by Tenant is not reasonably foreseeable.

     In the event of such a taking of the whole or part of the Leased Premises, the entire amount of any award received for the Leased Premuses shall be paid to the Landlord, except any portion of the reward which directly reflects and is identified in the award as the value of fixtures or improvements installed or made by Tenant pursuant to this Lease, or as the cost of moving from the Premises, which portions, and no more, shall be paid to the Tenant. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this paragraph.

16. COMPLIANCE WITH LAW. The Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Landlord or the Tenant with respect to the Leased Property. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of the business within the terms of this Lease, or for the making of repairs, alterations, improvements or additions, and the Landlord, where necessary, will join with Tenant in applying for all such permits or licenses.

17. RECONSTRUCTION. In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reductions based upon the extent to which the making of such repairs shall interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent. In the event the Premises or the Building of which the Premises are a part are damaged as result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than fifty (50) percent of the full replacement cost of the Premises of the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than fifty (50) percent of the full replacement cost, then Landlord shall have the option; (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as herein above in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant. In the event of any dispute between Landlord and Tenant with respect to this paragraph, the matter shall be settled by arbitration in such a manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

18. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right to enter the Premises to inspect or exhibit the same to prospective purchasers, or mortgagees, provided that the business of the Tenant shall not be interfered with unreasonably, and Landlord will provide advanced notice of its intent to enter. In the event of an emergency, Landlord can enter the Premises without Tenant's consent Landlord shall inform Tenant of such entry as soon as reasonably possible after entry.

19. TENANT'S RIGHT TO CONTEST REAL PROPERTY TAXES. Tenant at tenant's expense, shall have the right to contest the amount or the validity of all or any part of Uhe ad valorem real property taxes required to be paid by Tenant to Landlord. Provided. however. that Tenant shall indemnify Landlord against any loss or liability by reason of such contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of the Landlord or any owner of the Premises. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest shall immediately pay or discharge his/her portion of any decision or judgement rendered, together with all its portion of costs, charges, interests and incidental to the decision or judgement.

20. BANKRUPCY. If Tenant should at any time be adjudged a bankrupt, or if there shall be filed a voluntary or involuntary petition in bankruptcy by or against Tenant or in the event a receiver is appointed for the management of the business or any property of Tenant or in the event Tenant makes any assignment for the benefit of creditors, either statutory or common law, or should the interest of Tenant in the Leased Premised be seized in any legal proceeding upon or under any attachment or judgement, Landlord may, at his/her option declare this Lease terminated and may thereupon take possession of the Leased Premises with or without legal proceeding or process.

     In no event shall any interest of Tenant in this Lease be deemed an asset of Tenant, nor shall the same pass by operation of law without Landlord's written consent Upon the Landlord's election to take possession of the premises under this paragraph, all of the rights of the Tenant shall immediately cease and terminate.

21. LANDLORD'S REMEDIES. If Tenant shall abandon or cease to occupy the Leased Premises, or any part thereof, for more than ten (10) days without the written consent of the Landlord, or if the Tenant's interest, or any part of its interest in the Lease is assigned or transferred, either voluntarily or by operation of law without Landlord's consent, or voluntary or involuntary petition in bankruptcy, or for reorganization or for an arrangement, be filed by or against the Tenant, or any member of Tenant if Tenant is a partnership or a jointventure, or if Tenant is adjudicated bankrupt or insolvent, or if a receiver is appointed of the business or of the assets of Tenant, except a receiver appointed at the instance or request of the Landlord, or if Tenant makes a general assignment or any assignment for the benefit of creditors, or Tenant, after notice, fails to remedy any default in the performance of any of the duties or obligations created by this Lease or the payment of any sum due under this Lease within fourteen (14) calendar days, then, in addition to any other remedy Landlord may have by operation of law, Landlord shall have the right without any further demand or notice, to re-enter the Leased Premises and eject all persons from the Premises, using all necessary and reasonable force to do so, and either (a) declare this Lease at an end, in which event Tenant shall immediately pay Landlord a sum of money equal to the amount, if any, by which the then cash value of the rent resened under this Lease for the balance of the Lease term exceeds the then reasonable cash rental value of the Leased Premises for the balance of the Lease term, or (b) without terminating this Lease, re-let the Leased Premises or any part of the Leased Premises, as the agent of and for the account of Tenant upon such terms and conditions as Landlord may deem advisable in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection, including necessary renovation and alteration of the Leased Premises, reasonable attomey fees, and real-estate commission paid, and thereafter to pay all sums due or to become due Landlord under Lease. If a sufficient sum shall not be thus realized to pay the aforesaid sums and other charges, Tenant shall pay Landlord for any such deficiency on a monthly basis, notwithstanding that the Landlord may have received rental payments for said re-letting which are in excess of the rental payments previously paid by Tenant under the terms of this Lease, then Landlord may bring an action therefor as such monthly deficiencies arise. Any such re-entry shall be allowed by Tenant without hindrance and Landlord shall not be liable in damages for any such re-entry, or be guilty of trespass or forcible entry.

     The expense of preparing and seeing any such notice of default may be set forth in said notice and that amount, including attorney fees, shall also be paid to Landlord to correct any such default

22. SURRENDER OF PREMISES. At the expiration of the term of tbis Lease, or any sooner termination of this Lease, Tenant shall quit and surrender the Leased Premises, together with alterations, additions and improvements that may have been made in, tO, or on the Leased Premises, in good condition and repair, reasonable wear and tear and damage by acts of God excepted. So long as Tenant is not in default under this Lease, he/she may remove all movable furniture or unattached movable fixtures owned by Tenant If the Leased Premises are not surrendered at the end of the Lease term, tenant shall indemnify Landlord against loss of liability resulting from delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on said delay.

     On or before the expiration of the Lease term, the Tenant shall remove all of his/her property from the Leased Premises, and all property not removed shall be deemed abandoned by he Tenant. In tbat event Landlord shall have the unrestricted right to dismantle, destroy, dispose of or use said property in any manner which he/she may see fit whiteout any liability or responsibility to Tenant, or to others claiming through Tenant, for said property or for any proceeds Landlord may realize from any disposition or use thereof. Tenant shall pay to Landlord any costs reasonably incurred by Landlord in removing, storing, dismantling or disposing of any such property to the extent that such costs exceed any amount realized by Landlord from the disposition of such property.

23. HOLDING OVER BY TENANT. If tenant should hold over and remain in possession of the premises after the expiration of the Lease term and without executing a new Lease, than such holding over shall be construed as a tenancy from month-to-month, subject to all conditions, provisions and obligations of tbis Lease insofar as the same are applicable to a month-to-month tenancy, but in no event shall it be construed as a renewal or extension of this Lease. Such a tenancy shall not be permitted unless approved in writing by the Landlord.

24. TENANT'S DUTY TO KEEP LEASED PREMISES FREE AND CLEAR OF LIENS OR CLAIMS. Tenant shall pay, when due, all sums of money that may become due or purportedly due for any costs, labor, services, materials, supplies or equipment alleged to have been furnished or to be furnished to or for tenant, in, at, upon or about the Leased Premises and which may be secured by any mechanic's, materialmen's, or other lien against the Premises of Landlord's interest in the Premises, and Tenant shall cause each lien to be fully discharged and released at the time performance of the obligation secured matures or becomes due.

25. TAXES AND ASSESSMENTS. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shatl pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

26.OFFSET STATEMENT. Tenant shall at any time and from time to time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and is in full force and effect (or, if mod)fied, stating the nature of such mod)fication and certifying that this Lease as so mod)fied, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging tbat there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

27. HAZARDOUS OR TOXIC MATERIALS. Tenant shall not store, use or permit to be used in, on or about the Premises any hazardous or toxic substance. Tenant shall comply, at its expense, with all federal, state and local statutes or regulations concerning environmental conditions, emissions, pollutants and controls. Tenant shall indemnify Landlord from any proceedings brought as a result of Tenant's violating this covenant

28. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of tbis Lease.

29.  GENERAL PROVISIONS.

     (i) WAIVER. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other tban the failure of the Tenant to pay the particular rental to accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent

     (ii) NOTICES. All notices and demands shall be in writing All notices and demands by the Landlord to the Tenant shall be sent by United States MaiL postage pre-paid, addressed to the Tenant at, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage pre-paid, addressed to the Landlord at PO BOX 314, Eagle, Idaho 83616, or such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

     (iii) MARGINAL HEADINGS. The marginal headings and Article titles to the Articles of tbis Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     (iv) TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

     (v) SUCCESSORS AND ASSIGNS. The covenants and conditions herein containedL subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     (vi) RECORDATION. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other pany.

     (vii) QUIET POSSESSION. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease. (viii) LATE CHARGES. Tenant hereby acknowledges tbat late payment by tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by tbis Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) calendar days after its due date, then Tenant shall pay Landlord a late charge of five percent (5%) of the rent due plus interest on the unpaid amount on a daily basis, from the date due until paid, at the rate of 1.5 percent per month. The parties hereby agree tbat such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other right and remedies granted hereunder.

     (ix) PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in tbis Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

     (x) INABILITY TO PERFORM. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to furfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord

     (xi) ATTORNEY'S FEES. In the event that either party to this Lease shall bring suit for possession of the Premises or recovery of any sum due hereunder, or for the breach of any covenant herein provided, or for any other relief arising out of this Lease, it is agreed that the prevailing party shall be awarded, in addition to any other recovery, reasonable attorney fees incurred at trial and on any appeals.

     (xii) SALE OF PREMISES BY LANDLORD. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sales and the purchaser, at such sale or any subsequent sale of the Premises shall be deemedL without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

     (xiu) NAME WITHOUT LANDLORD'S CONSENT. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than for the address of the business which is to be conducted by the Tenant in the Premises.

     (xiv) SEV'ERABILITY. Any provision of this Lease which shall prove to be invalid void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

     (xv) CUMULATIVE REMEDES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     (xvi) CHOICE OF LAW. This Lease shall be governed by the laws of the State of Idaho.

     (xvii) JANITORIAL AND PEST CONTROL. Janitorial services and pest control shall be the responsibility of the Tenant.

     (xviii) PERSONAL GUARANTEE. The Tenant's signature hereon is a personal guarantee for this lease.

     (xix) REVIEW BY LEGAL COUNSEL. The signatures of Landlord and Tenant, on this lease, acknowledge the fact that both the Landlord and Tenant have consulted their respective Legal Counsels prior to signing hereon.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

 ''LANDLORD"

 By:
    ----------------------
    Mark L. Butler


 By:
    ----------------------
    Linda W. Butler

 Address:  PO Box 314
           Eagle, ID 83616

 'TENANT"

 By:
    ----------------------
    Robert Klosterman
    President

 Address:   PO Box 1400
            Eagle, ID 83616

                                   EXHIBIT "A"

                               222 E. State Street

1. Land Lord shall provide an allowance of $1000.00 for interior painting (color of paint to be chosen by the tenant).
2. Landlord shall provide an allowance of $3000.00 for floor covering (design and type of floor covering to be approved by landlord.
3. Landlord shall install surface mounted fluorescents in conference room and 4 floor plugs on East and West sides. Plugs in alcove.
4.   Landlord shall install one handicapped accessible bathroom.
5. Landlord shall install an HVAC unit in the attic above the stage area. Exposed style ducting shall be used.
6. Landlord shall replace existing old windows with fixed pane vinyl windows with grids.
7. Landlord shall construct a wall to separate the stage from the remaining portion of the main hall. Wall constructed with glass front and glass door up 2' or so from floor.
8. Tenant shall pay for any other interior work as may be proposed by the Tenant and approved by the Landlord including phone line wiring, computer wiring, window coverings, and anything else desired which is not listed above unless re-negotiated between the Landlord and Tenant.